As filed with the Securities and Exchange Commission on October 16, 2007



                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    SCHEDULE 14A

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to 14a-12


                          Pioneer Variable Contracts Trust
                  (Name of Registrant as Specified in Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required.

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and idendtify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

     1) Amount Previously Paid:

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
                    IMPORTANT--PLEASE VOTE YOUR SHARES TODAY

Dear Shareholder,

Recently, Pioneer sent to you a combined proxy statement/prospectus and proxy card regarding a joint special meeting of shareholders for two Pioneer Variable Contracts Trust Portfolios-Pioneer Value VCT Portfolio and Pioneer America Income VCT Portfolio--to be held on October 30, 2007. Shareholders of each Portfolio are being asked to approve an Agreement and Plan of Reorganization between their Portfolio and a Pioneer portfolio with a similar investment objective and investment strategy. The Reorganizations would be as follows:

o        Pioneer America Income VCT Portfolio into Pioneer Bond VCT Portfolio
o        Pioneer Value VCT Portfolio into Pioneer Fund VCT Portfolio

If approved by each Portfolio's shareholders, each Reorganization is expected to occur as of the close of business on November 9, 2007.

For your voice to be heard, we ask you to cast your vote prior to the meeting on Tuesday, October 30, 2007. If you have not already completed and returned the proxy card included in our earlier package, please take a moment now to complete the enclosed proxy card and mail it to us in the postage paid envelope provided. You may also vote by calling the toll-free number indicated on your proxy card or by logging on to the web address indicated on your proxy card.

NOTE: If you do vote via telephone or Internet, please do not return your proxy card(s).

Each proposal in the proxy statement/prospectus has been approved by the Portfolio's Board of Trustees, whose primary role is to protect shareholder interests. The Trustees recommend that you vote FOR the proposal.

A FOR vote means: Your VCT Portfolio will be reorganized into a similarly managed Pioneer portfolio.

Please refer to your proxy statement/prospectus for more information. You may obtain a free copy of the proxy statement/prospectus at the Securities and Exchange Commission's website at www.sec.gov. You also may obtain free copies of the proxy statement/prospectus by calling 1-800-622-3265.

Again, we encourage you to vote your shares as quickly as possible and we thank you in advance for your prompt attention to this matter.


On Behalf of the Board of Trustees